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                                                                    EXHIBIT 23.3

                   Consent of Donovan Leisure Newton & Irvine

We consent to the reference to our firm name Donovan Leisure Newton & Irvine in the Registration Statement of Dollar Thrifty Automotive Group, Inc., Registration No. 333-39661.


Los Angeles, California
November 21, 1997

                                             /s/ James B. Hicks
                                            ----------------------------------
                                                       James B. Hicks
                                            For Donovan Leisure Newton & Irvine